Exhibit 10.41
AMENDMENT NO. 1
TO THE NORTH AMERICAN COAL CORPORATION
SUPPLEMENTAL RETIREMENT BENEFIT PLAN
(As Amended and Restated as of January 1, 2008)
          The North American Coal Corporation hereby adopts this Amendment No. 1 to The North American Coal Corporation Supplemental Retirement Benefit Plan (As Amended and Restated as of January 1, 2008) (the “Plan”), to be effective as of the close of business on December 31, 2009. Words used herein with initial capital letters which are defined in the Plan are used herein as so defined.
Section 1
          The “Whereas” clauses to the Introduction to the Plan are hereby amended by adding the following 10th paragraph to the end thereof, to read as follows:
     “WHEREAS, effective December 31, 2009, the COLAs provided to Plan 006 Participants were permanently frozen.”
Section 2
          Sections 3.3(1) and 3.3(3) of the Plan are each hereby amended by adding the following new sentence to the end thereof, to read as follows:
“Notwithstanding the foregoing or any other provision of the Plan to the contrary, the Supplemental Retirement Benefits of all Plan 006 Participants are permanently frozen effective as of the close of business on December 31, 2009.”
Section 3
          Exhibit A to the Plan is hereby amended in its entirety to read as shown in the attachment to this Amendment.
EXECUTED this 6th day of October, 2009.

THE NORTH AMERICAN COAL CORPORATION
By:	/s/ Charles A. Bittenbender
Title: Assistant Secretary

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